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                                 Exhibit 5.1
                                 -----------


Thompson Coburn
                                                 Attorneys at Law
                                                 One Mercantile Center
                                                 St. Louis, Missouri 63101-1693
                                                 314-552-6000
                                                 FAX 314-552-7000



November 12, 1996



Mercantile Bancorporation Inc.
P.O. Box 524
St. Louis, Missouri  63166-0524

Re: Amendment No. 1 on Form S-8 to Form S-4 -- 49,637 Shares of Mercantile Bancorporation Inc. Common Stock, $5.00 Par Value
            ------------------------------------------------------------

Ladies and Gentlemen:

   We refer you to the post-effective amendment on Form S-8 to Form S-4 (File No. 333-09803) filed by Mercantile Bancorporation Inc. (the "Company") on November 12, 1996 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 49,637 shares of the Company's common stock, $5.00 par value (the "Shares"), pursuant to the TODAY'S BANCORP, INC. 1989 Non-Qualified Stock Option Plan (the "Plan"), all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation and Bylaws, as amended and currently in effect, the resolutions adopted by the Executive Committee of the Company's Board of Directors relating to the Plan, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

   Based only on the foregoing, the undersigned is of the opinion that:

1. The Company has been duly incorporated and is validly existing under the laws of the State of Missouri; and

2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized by the Company and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

   We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,



                                                /s/ Thompson Coburn